UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 19, 2018

WABCO HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-33332	20-8481962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Chaussée de la Hulpe 166, 1170 Brussels, Belgium 2770 Research Drive, Rochester Hills, Michigan		48309-3511
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 32-2-663-98-00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement

On April 19, 2018, WABCO Holdings Inc. (the “Company”) gave Notice of Optional Prepayment (“Notice of Prepayment”) to the holders of its 2.83% Senior Notes, Series A, due June 25, 2022 (“Series A Notes”), 3.08% Senior Notes, Series B, due June 25, 2025 (“Series B Notes”) and 3.18% Senior Notes, Series C, due June 25, 2027 (“Series C Notes” and together with the Series A Notes and the Series B Notes, the “Notes”) of the Company’s intent to prepay, in full, the entire outstanding principal amount of the Notes (the “Prepayment”). Notice was given pursuant to Section 8.2 of that certain Note Purchase Agreement, dated as of May 8, 2015 (as amended, the “Note Purchase Agreement”), among the Company and the respective Purchasers named therein. The Prepayment shall take place on Monday, April 30, 2018. The amount of the Prepayment shall be $500,000,000 of principal and shall also include payment in full of all accrued and unpaid interest on the outstanding principal amount of the Notes to the Prepayment Date, together with the applicable Make-Whole Amount, if any, on the principal amount of Notes outstanding, each as provided in the Note Purchase Agreement. Capitalized terms used and not otherwise defined herein have the meanings specified in the Note Purchase Agreement.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The Company has disclosed in Item 1.02 above the information relating to the Company’s providing Notice of Prepayment to holders of the Notes, which disclosure is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2018	WABCO HOLDINGS INC.

	By:	/s/ LISA BROWN
	Name:	Lisa Brown
	Title:	Chief Legal Officer & Secretary